Termination Agreement and Mutual General Release

May __, 2003

This Termination Agreement and Mutual General Release ("Release") is entered into between XML-Technologies, Inc., a Nevada corporation, and its parent XML-Global Technologies, Inc., a Colorado corporation, and their affiliates (collectively, "XML"), with offices at 1818 Cornwall Avenue, Suite 22, Vancouver, British Columbia V6J 1C7, Canada and Information Builders, Inc., a New York corporation and its unincorporated division, iWay Software Company, and their affiliates (collectively, "iWay"), with offices at 2 Penn Plaza, New York, New York 10121-2898.

WHEREAS, XML and iWay are parties to various agreements, as amended, including, but not limited to (a) a Software Licensing and Support Agreement executed by XML on June 12, 2002 and by iWay on June 17, 2002 (the "Software Agreement") and (b) an OEM Resellers Agreement dated August 21, 2002 and an OEM Resellers Agreement dated May 15, 2001 (the "OEM Agreements"); and

WHEREAS, certain disputes have arisen between the parties; and

WHEREAS, the parties desire to amicably resolve all such disputes and to terminate their relationship,

NOW, THEREFORE, it is agreed as follows:

          1.       Within five business days after the execution of this Release, and as a condition to its becoming effective, iWay shall pay to XML the sum of $63,300, representing all sums due to XML under the Software Agreement. This payment shall be subject to audit and adjustment as provided for in the Software Agreement.

          2.       The OEM Agreements and all other agreements between the parties hereby are terminated and of no further force and effect.

          3.       The Software Agreement hereby is acknowledged by the parties to have terminated on April 21, 2003. The parties shall have no further obligations or liabilities to the other under the Software Agreement. Without limiting the generality of the foregoing XML shall have no further obligation to provide source or object code for GTI or Transform to iWay or to provide support and maintenance of GTI or Transform to iWay. iWay retains all of the rights to GTI and Transform granted to it by the Software Agreement, without recourse as to XML.

          4.       iWay shall have the right to: (a) contract with third parties including, but not limited to, Yellow Dragon, to acquire rights with respect to any products formerly owned by XML or now or hereinafter licensed by XML to such third parties, to the extent consistent with and subject to any and all agreements between XML and such third parties respecting confidentiality, trade secrets and proprietary rights of XML and (b) hire former XML personnel, to the extent consistent with and subject to any and all agreements between XML and such former employees respecting the maintenance of XML confidential information and trade secrets, non-appropriation of XML intellectual property or proprietary information, ownership of works for hire developed during the period of employment, and non-competition.

          5.       Except as otherwise provided for herein , XML and iWay, together with their respective officers, directors, partners, employees, attorneys, agents, affiliates, representatives, successors and assigns, both past and present, each irrevocably and unconditionally releases the other party, together with its affiliates, agents, employees, officers, directors, representatives, shareholders, attorneys, successors and assigns, of and from all claims and obligations and from any rights claimed or asserted by any reason and any other rights, whether statutory, contractual, or tortious, known or unknown, foreseen or unforeseen, at law or in equity, arising from any fact, transaction or occurrence; and each party agrees not to sue or bring any legal proceeding against the other, or its principals or affiliates, based upon any fact, transaction or occurrence up to the present date.

          1.       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

XML-Technologies, Inc.
By: _______________________________
Name:_____________________________ Title:______________________________
ML-Global Technologies, Inc.
By: _______________________________
Name:_____________________________ Title:______________________________
Way Software Company
By: _______________________________
Name:_____________________________ Title:______________________________
Information Builders, Inc.
By: _______________________________
Name:_____________________________ Title:______________________________